                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                                    ------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  September 22, 1997



                                  ROHR, INC.
                      -----------------------------------
            (Exact name of registrant as specified in its charter)




         Delaware                    1-6101                 95-1607455
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(State or other jurisdiction      (Commission            (I.R.S. Employer
     of incorporation)            File Number)           Identification No.)


        850 Lagoon Drive, Chula Vista, CA                  91910
      --------------------------------------            ----------
     (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code  (619) 691-4111
                                                         --------------
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Item 5.  Other Events.

(a) On September 22, 1997, The BFGoodrich Company ("BFGoodrich") and Rohr, Inc. ("Rohr") issued a joint press release announcing that BFGoodrich and Rohr have signed a definitive agreement for Rohr to merge with BFGoodrich in a tax-free stock-for-stock transaction. Reference is made to Exhibit 99.1 hereto which is a copy of the press release and to Exhibit 99.2 hereto which is a copy of the definitive agreement.

(b) Robert Schippers, On Behalf of Himself and All Others Similarly Situated
    ------------------------------------------------------------------------
Plaintiff, vs. Rohr, Inc., et al., Defendants, Superior Court of the State of
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California, County of San Diego, Case No. 714307
------------------------------------------------

On September 23, 1997, the above-referenced lawsuit was filed against Rohr, the members of its board of directors and The BFGoodrich Company arising out of the recently announced merger agreement between Rohr and BFGoodrich. The lawsuit, a purported class action filed by Robert Schippers in the California Superior Court in San Diego, alleges that Rohr and its board of directors breached their fiduciary duties to Rohr's stockholders by entering into a merger agreement with BFGoodrich on an allegedly "preferential" basis, without performing a market check or open auction for the sale of Rohr and without negotiations with all potential bidders for Rohr. The lawsuit seeks an injunction against the merger with BFGoodrich or, in the event the merger is consummated, rescission of the merger and/or damages. Rohr believes that this lawsuit is without merit and intends to defend against the lawsuit vigorously. Reference is made to Exhibit
99.3 which is a copy of the press release.

(c) Exhibits

99.1    Press Release, dated September 22, 1997

99.2 Agreement and Plan of Merger, dated as of September 22, 1997, among The BFGoodrich Company, Midwest Acquisition Corporation and Rohr, Inc.

99.3    Rohr Press Release, dated September 26, 1997


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 30, 1997                              Rohr, Inc.



                                                 /s/   R.W. Madsen
                                                ------------------
                                                R.W. Madsen
                                                Vice President,
                                                General Counsel and
                                                Secretary